CONFIDENTIAL

EXHIBIT 10.15.1

AMENDMENT NO. 1 TO REAL-TIME SETTLEMENT AGREEMENT

This Amendment (this “Amendment”), amending the Real-Time Settlement Agreement, effective as of February 9, 2006 (the “Agreement”) entered into by and between Applera Corporation (“Applera”), a corporation of the State of Delaware, through its Applied Biosystems Group, having an office at 850 Lincoln Centre Drive, Foster City, California 94404, on the one hand, and Bio-Rad Laboratories, Inc. (“Bio-Rad”), a corporation of the State of California having an office at 1000 Alfred Nobel Drive, Hercules, California 94547, and MJ Research, Inc. (“MJ Research”), having a place of business at 590 Lincoln Street, Waltham, MA  02451, on the other hand (collectively, “the Parties”), is entered into by and between Applera on the one hand, and Bio-Rad and MJ Research on the other hand, as of May 4, 2007 (the “Amendment Date”).

RECITALS

WHEREAS, as part of a settlement of that certain litigation in which Applera sued Bio-Rad and MJ Research in Civil File No. 3:04-CV-01881-RNC in the United States District Court for the District of Connecticut, Applera on the one hand, and Bio-Rad and MJ Research on the other hand, entered into the Agreement and that certain Real-Time Instrument Patent License Agreement on February 9, 2006;

WHEREAS, Applera, before the Regional Court Düsseldorf, sued Bio-Rad (docket no. 4a O 44/03, currently on appeal before the Higher Regional Court Düsseldorf as case no. I-2 U 55/04) and MJ Research (docket no. 4a O 235/03, currently on appeal before the Higher Regional Court Düsseldorf as case no. I-2 U 57/04) for infringement of European Patent No. 872562;

WHEREAS, Bio-Rad and MJ Research filed an opposition to European Patent No. 872562; and

WHEREAS, the Parties wish to settle the aforementioned German Proceedings and Related Appeals and their disputes relating to the validity and enforceability of European Patent No. 872562, in part by amending the Agreement, pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

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Legend:

[**]  This material has been omitted pursuant to a request for confidential treatment.  The material has been filed separately with the Commission.

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I.

DEFINITIONS.

I(A)

Section 1.4 of the Agreement shall be deleted in its entirety and replaced as follows:

1.4.

 “License Agreement” means that certain “Real-Time Instrument Patent License Agreement” entered into by the Parties on February 9, 2006 but made effective as of April 1, 2005, attached hereto as Exhibit B, as amended by that certain “Amendment No.1 to Real-Time Instrument Patent License Agreement” entered into by the Parties as of the Amendment Date, attached hereto as Exhibit G.

I(B)

 Section 1.5 of the Agreement shall be deleted in its entirety and replaced as follows:

“1.5

“Bio-Rad Accused Instruments” means all instruments set forth in Exhibit C attached hereto, as well as all equivalent or immaterially distinct variants thereof, including without limitation any other instruments that were accused of infringement at any time in the Real-Time Litigation or the German Proceedings, regardless of the name under which such products were or will be sold and whether or not sold or offered for sale in conjunction with any thermal cycler.”

I(C)

 Section 1.6 of the Agreement shall be deleted in its entirety and replaced with the following:

“1.6

“MJ Research Accused Instruments” means all instruments set forth in Exhibit D attached hereto, as well as all equivalent or immaterially distinct variants thereof, including without limitation any other instruments that were accused of infringement at any time in the Real-Time Litigation or the German Proceedings regardless of the name under which such products were or will be sold and whether or not sold or offered for sale in conjunction with any thermal cycler.”

I(D)

 Section 1.9 of the Agreement shall be deleted in its entirety and replaced with the following

“1.9

“Related Patents” refers to all of Applera’s United States patents and applications that claim priority from United States application Serial No. 07/695,201, all Canadian counterparts thereof, and the European Patent.”

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I(E)

Article 1 of the Agreement shall be amended by adding the following after Section 1.14:

“1.15

“Amendment” shall mean that certain Amendment No. 1 to this Agreement by and between the Parties effective as of the Amendment Date.

1.16

“Amendment Date” shall mean April 27, 2007.

1.17

“European Opposition” shall mean any and all oppositions against the European Patent and/or nullity/revocation actions against the national part of the European Patent made by Bio-Rad and/or MJ Research.

1.18

“European Patent” means European Patent No. 872562.

1.19

“German Proceedings” shall mean the Regional Court Düsseldorf litigations between Applera on the one hand and Bio-Rad and MJ Research on the other hand in cases no. 4a O 44/03 and 4a O 235/03 respectively, and related Appeals no. I-2 U 55/04, and I-2 U 57/04 (EP 872562) before the Higher Regional Court Düsseldorf.”

1.20

“Defensive Nullity Action” shall have the meaning set forth in Section 2.3 herein.

1.21

“German Judgments” shall have the meaning set forth in Section 2.3 herein.

1.22

“Non-Accused Countries” shall mean those European countries where Applera has not, as of the Amendment Date, filed an infringement action under the European Patent against Bio-Rad or MJ Research.”

II.

CONSENT JUDGMENT

II(A)

Article 2 shall be amended by adding the follow sections after Section 2.2 of the Agreement:

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2.4

Without limiting any of the foregoing Section 2.3, each of Bio-Rad and MJ Research hereby stipulate that

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2.5.

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2.6

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III.

LICENSE

III(A)

The last sentence of Section 3.1 of the Agreement shall be deleted and replaced with the following:  “The Bio-Rad Parties hereby acknowledge and agree that the License Agreement is personal in nature, and that, except as set forth in the License Agreement, MJ Research’s and Bio-Rad’s rights and obligations under the License Agreement are non-delegable and non-assignable and that such agreements cannot be assumed or assumed and assigned by a trustee or debtor-in-possession in bankruptcy as set forth in section 365(c)(1) of the Bankruptcy Code or any similar provisions of state or federal law or of the laws of any applicable foreign jurisdiction.”

III(B)

Section  3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.2

Cross Default; Remedies for Material Breach.  The Parties expressly acknowledge and agree that any material breach of the License Agreement, including, without limitation, failure to pay royalties and other payments due thereunder (subject to the cure provisions set forth therein) shall constitute a breach of this Agreement and conversely, any material breach of this Agreement shall constitute a material breach of the License Agreement.  Without limiting Applera’s legal or equitable remedies, upon any such material breach, Applera shall have the right to immediate

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enforcement of the Consent Judgment (including, without limitation, any injunctive relief therein) and./or the German Judgments (as applicable). Without limiting the foregoing or any of Applera’s other legal or equitable remedies, Applera shall also have the right of rescission (i) of this Agreement and/or the License Agreement in the event that any payment that is required to be paid to Applera within three (3) business days after the Signing Date (as defined in the License Agreement) under the License Agreement is not paid in full upon such date and (ii) of the Amendment and/or the Amendment No. 1 to the Real-Time Instrument Patent License Agreement entered into by and between the Parties of even date herewith in the event that any payment that is required to be paid to Applera under Section 3.11 of the License Agreement (as amended) is not paid in full upon the due date provided therein for such payment.”

IV.

RELEASE

IV(A)

Section 4.2 of the Agreement shall be amended by replacing the reference in the last paragraph of such Section to

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IV(B)

Article 4 shall be amended by adding the following sections after Section 4.2 of the Agreement:

“4.3

Bio-Rad and MJ Research Release of Claims Related to the German Proceedings.  As of the Amendment Date, Bio-Rad and MJ Research, for themselves and for the other Bio-Rad Parties: (i) represent and warrant that none of them are participating in litigation involving (or asserting claims against) Applera, Applera’s affiliates, or Applera’s intellectual property rights, other than the German Proceedings and the European Opposition; and (ii) do hereby fully release, acquit and forever discharge Applera and each of its parents, subsidiaries, affiliates (including, without limitation, Affiliates) and all of its officers, directors, principals, shareholders, representatives, agents, successors and assigns from any and all claims, causes of action, charges, grievances, obligations, rights, demands, debts, damages, costs, losses, liabilities of any nature, whether known or unknown, arising anytime prior to the Amendment Date: (A) relating to the European Patent (including, without limitation, its enforcement, alleged unenforceability, misuse or invalidity of any claims based upon or asserting violations of antitrust or unfair competition law); or (B) that were (or are of the same nature as those that were) asserted in, or that could have been asserted in, or relating to the allegations in or

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arising from any of the German Proceedings or European Opposition including, without limitation, any claims based upon or asserting violations of antitrust law or unfair competition law; provided, however, that nothing herein shall be construed to release Applera from any future obligations under this Agreement.  Bio-Rad and MJ Research for themselves and the other Bio-Rad Parties hereby further acknowledges that each of them expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, any foreign jurisdiction, or principle of common law, including, without limitation, California Civil Code section 1542, which provides that a release does not extend to claims that a party does not know or suspect to exist in such party’s favor at the time of executing the release, which if known by such party may have materially affected such party’s settlement.

4.4

Dismissal With Prejudice.  Without limiting Sections 4.1-4.3 above, Bio-Rad and MJ Research for themselves and their parents, subsidiaries, affiliates and all of their officers, directors, principals, shareholders, representatives, successors and assigns agree (i) not to assert, file, pursue or cooperate in the assertion, filing or pursuit by any third party of any claims or causes of action against or adverse to Applera (or entities that as of the Amendment Date are Affiliates of Applera) arising from any acts, facts or circumstances existing or of the same nature as such acts, facts or circumstances existing as of or prior to the Amendment Date and which in any way arise from or relate to any of the following: the European Patent or the subject matters of the German Proceedings and/or European Opposition; (ii) to dismiss with prejudice any claims or causes asserted heretofore by any of Bio-Rad and MJ Research against Applera within the scope of the waiver and release set forth in Section 4.3 herein; and (iii) to use their best efforts to cause to be dismissed or terminated with prejudice any claims or causes of action asserted (with the assistance, participation or cooperation of any of Bio-Rad and MJ Research) by third parties against Applera.

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V.

GENERAL

V(A)

 Section 5.12 shall be deleted in its entirety and replaced with the following:  “5.12  Legal Costs.  The Parties agree that

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V(B)

Section 5.13 of the Agreement shall be amended by deleting the following sentence:  “Notwithstanding anything herein to the contrary,

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VI.

GENERAL TERMS OF AMENDMENT

VI(A)

Entire Agreement.  Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.  This Amendment, together with the Agreement as amended herein, the Consent Judgment, the License Agreement (as amended by Amendment No. 1 to the Real-Time Instrument Patent License Agreement of even date herewith) and Amendment No. 1 to the Real-Time Instrument Patent License Agreement, constitute the entire agreement between the Parties as to the subject matter hereof, and supersede all prior negotiations, representations, agreements and understandings.  The terms and conditions of this Amendment shall control and take precedence in the event of any conflict between the terms and conditions of this Amendment and the Agreement.  Neither this Amendment nor the Agreement may be further amended or modified, except by a written agreement executed by the duly authorized representatives of the Parties hereto.  Concurrent with this Amendment, the Parties have also entered into that certain PCR Methods/Enzyme Patent License Agreement, with an effective date of April 1, 2007, concerning separate subject matter than this Amendment and the Agreement.

VI(B)

Certain Representations of the Parties.  Each Party hereto represents that: (i) such Party has been fully advised by counsel in connection with the negotiation and execution of this Amendment; (ii) each has the corporate power and authority, and the legal right, to make, execute, deliver and perform this Amendment; (iii) no consent or authorization or, filing with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, (iv) the execution, delivery and performance of this Amendment will not violate any requirement of law or any contractual obligation of such Party and will not result in, or require, the creation or imposition of any lien on any of their respective properties or revenues pursuant to any requirement of law or any such contractual obligation (other than the liens created by this Amendment) and (v) this Amendment constitutes a legal, valid and binding obligation of each Party, enforceable against each such Party, its affiliates, successors and assigns in accordance with its terms.

VI(C)

Governing Law and Venue.  This Amendment, its construction, performance and enforcement shall be governed by the laws of the State of California without regard to any choice of law provisions.  All claims or disputes arising under or with respect to this Amendment, or with respect to the interpretation, performance, enforcement, or breach of this Amendment, shall be resolved in the District Court, which shall have exclusive jurisdiction for all such claims or disputes.  If for any reason the

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District Court or other court with jurisdiction holds that the District Court lacks jurisdiction to adjudicate any such claim or dispute, the Parties agree that the exclusive jurisdiction and venue for resolving such claim or dispute shall reside in the courts of the State of California, the courts of the United States in the Northern District of California, and appellate courts from any thereof.  Each Party consents that any such action or proceeding may be brought in such courts and waives any objection or defense (including, without limitation any defense of inconvenient forum) that it may now or hereafter have to the venue of any such action or proceeding in any such court.

VI(D)

Service of Process.  Without limiting the right to effect service of process in any other manner permitted by law, service of process in any such action or proceeding arising under or with respect to this Amendment, or with respect to the interpretation, performance, enforcement, or breach of this Amendment may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address referred to in the Agreement.

VI(E)

Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law: (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties agree to negotiate in good faith a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.  To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

VI(F)

Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural and the word “or” is used in the inclusive sense.  The captions and headings of this Amendment are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Amendment or the intent of any provision contained in this Amendment.  Each Party hereto and its counsel have participated fully in the review and negotiation of this Amendment.  Both Parties have participated equally in the formation of this Amendment; the language of this Amendment shall not be presumptively construed against either Party.

VI(G)

Waiver.  The waiver by either Party hereto of any right hereunder shall not be deemed a waiver of any other right hereunder.   Temporary waiver or

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forbearance hereunder shall not constitute permanent waiver.

VI(H)

Execution in Counterparts.  This Amendment may be executed (including via facsimile) in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

VI(I)

No Third Party Beneficiary.  The representations, warranties, covenants, rights and obligations set forth in this Amendment are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any third parties.

VI(J)

Assignment.

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VI(K)

Nondisclosure Obligation.  Without limiting the confidentiality obligations of the Agreement, each Party shall forever maintain the confidentiality of this Amendment and all exhibits hereto and the terms hereof or the subject matter of any negotiations with Applera preceding this Amendment in accordance with the provisions of Section 5.13 of the Agreement as applicable to the Agreement.

[Signature page follows.]

/ / /

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized representatives, effective as of the Amendment Date.

BIO-RAD LABORATORIES, INC.	APPLERA CORPORATION, through its APPLIED BIOSYSTEMS GROUP
Date: May 4, 2007	Date: May 4, 2007
By: /s/ Sanford S. Wadler	By: /s/ Mark P. Stevenson
Title: Vice President	Mark P. Stevenson Title: Vice President of Applera Corporation and President, Molecular and Cell Biology Division, Applied Biosystems

MJ RESEARCH, INC. Date: May 4, 2007 By: /s/ Sanford S. Wadler Title: Vice President

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EXHIBIT G

(See Exhibit 10.17.1 filed concurrently herewith in connection with Bio-Rad’s Form 10-Q for the quarterly period ended June 30, 2007)

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